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                                   Exhibit 3

                           Joint Statement Agreement

     The undersigned hereby agree that the Schedule 13D filed by them shall be filed on behalf of each of them.


Dated:  December 18, 1996                         /s/ Mike Kojaian
                                                  ------------------------------
                                                  Mike Kojaian

Dated:  December 18, 1996                         /s/ Kenneth J. Kojaian
                                                  ------------------------------
                                                  Kenneth J. Kojaian


Dated:  December 18, 1996                         /s/ C. Michael Kojaian
                                                  ------------------------------
                                                  C. Michael Kojaian